Exhibit 99

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. REPORTS FIRST QUARTER 2004 OPERATING RESULTS

PORTLAND, Ore.— May 12, 2004 – Fog Cutter Capital Group Inc. (Nasdaq: FCCG) reported a net loss of $1.6 million or $0.19 per share for the quarter ended March 31, 2004.  Two of the Company’s three business segments continue to operate in a growth stage which the Company anticipates will yield long term value. Approximately $0.8 million of the loss for the period came from the Company’s restaurant business, which is currently in the process of a nationwide expansion.  “We are developing and further expanding Fatburger’s operations including opening new stores and signing new franchisee agreements,” explained chairman and chief executive officer Andrew A. Wiederhorn.  “We are also focused on growing our Special Situation lending business, having made several new investments during the quarter.  We continue to see significant opportunities in this market.  The Company generated a significant amount of investment capital from various sales transactions during 2002 and 2003 and reported earnings of $0.62 and $1.69 per share, respectively, during those years.  The Company has been actively investing in new transactions recently, with a focus towards long term growth and appreciation.”

Fog Cutter recently announced the declaration of a $0.13 per share second quarter dividend, payable on June 1, 2004 to shareholders of record on May 21, 2004, and has continued to pay regular quarterly dividends since late 2001.

The Company conducts its operations in three business segments: (1) restaurant operations; (2) commercial real estate mortgage brokerage operations and (3) real estate, merchant banking and finance operations.  The following summarizes the general activities in the Company’s areas of interest:

Restaurant Operations

In August 2003, the Company announced the completion of a $5.4 million investment and financing package for Fatburger Holdings, Inc. (“Fatburger”).  Fog Cutter’s investment includes the purchase of convertible preferred stock and redeemable convertible preferred stock.  Currently, the Company owns approximately 83% of the voting control of Fatburger.

Fatburger operates or franchises 55 hamburger restaurants located in California, Nevada, Arizona, Florida, Colorado and Washington.  Fatburger has plans to open additional restaurants, including expansion into Oregon, Louisiana, Georgia, New York, Ohio, New Jersey, Texas, Missouri, Kansas, Pennsylvania, West Virginia, Virginia, North Carolina, South Carolina, and Michigan.  Franchisees currently own and operate about half of the

Fatburger locations. Fatburger has agreements for approximately 250 new franchise restaurants.

Known for their cook to order gourmet hamburgers, the 50’s-style restaurants also offer a variety of side orders and sandwiches.  In 1952, Lovie Yancey opened the first Fatburger stand in Los Angeles when “fat” was used as slang for “good.”  There are more than 500 employees working at various Fatburger owned and franchise locations.

Commercial Real Estate Financing

In May 2002, the Company acquired a controlling interest in George Elkins Mortgage Banking Company (“George Elkins”).  Headquartered in Los Angeles, with offices in Santa Barbara, San Diego, El Segundo, Las Vegas and Newport Beach, George Elkins provides brokerage services in the origination of commercial mortgages. George Elkins specializes in arranging commercial real estate loans for a variety of property types, such as apartments, hotels, small office, and retail centers, with loan amounts of between $1 million and $50 million.  During 2003, George Elkins facilitated the placement of approximately $650 million in commercial mortgages.  George Elkins also manages a commercial loan servicing portfolio in excess of $700 million for various investors.

Real Estate, Merchant Banking and Finance Operations

Real Estate — The Company invests directly and indirectly in real estate, both in the United States and Europe.  In December 2000, Fog Cutter Capital Group organized and led a group of investors, including Merrill Lynch (Jersey) Holdings Limited (a subsidiary of Merrill Lynch & Co., Inc.), to purchase all of the outstanding capital stock of Bourne End. During the year ended December 31, 2003, the Company recorded $5.0 million as its share of the earnings of Bourne End.

At the time of the original acquisition, Bourne End had approximately GBP 169.6 million  ($245.1 million) of assets and GBP 123.1 million ($177.9 million) of debt.  The real estate assets consisted of 1.7 million square feet in fifteen shopping centers. As of March 31, 2004, Bourne End had sold thirteen properties since the acquisition by Fog Cutter and its partners.

These sales have been consistent with the investor group’s strategy to reposition each of the centers, including new capital expenditures on existing space and new development on excess or adjoining land, with the goal of reselling many of the properties.  Bourne End currently owns two remaining town shopping centers located in England.  The remaining centers range in size from 74,000 square feet to 330,000 square feet.

In addition to the Bourne End investment in the U.K., the Company also controls 102 free-standing retail buildings located throughout the United States.  The stores cover approximately 460,000 square feet of retail space located in 25 states. The stores are free-standing, prime retail locations ranging from 4,500-7,000 square feet each.  Twenty-two of the stores are owned directly by the Company and the remaining 80 locations are operated under leases which allow the Company to control these properties for 25 to 30 years.  The buildings are sub-let to a broad tenant mix including convenience stores, shoe stores, video rental outlets, auto parts dealers, carpet retailers and other small businesses. The Company’s strategy is to optimize the rents from sub-tenants and take advantage of repositioning opportunities on selected properties.

Merchant Banking — The Company’s merchant banking business addresses two primary markets. First, the Company helps businesses restructure their balance sheet and resolve their financial issues by providing them with debt or equity capital.  Secondly, the Company assists businesses that need liquidity or want to dispose of non-core assets.

Special Situation Lending —  The Company also provides special situation real estate financing.  During the first quarter of 2004, Fog Cutter funded two real estate loans totaling $4.0 million.  These loans generally have maturities of less than two years and interest yields of 12% to 15% .  Subsequent to the quarter end, the Company funded or committed to fund two additional commercial real estate transactions, one in California in the amount of $3.8 million and one in Barcelona, Spain for approximately €2.0 million at interest rates between 15% and 30%.

Mortgage-backed Securities — The Company’s financing operations also include investments in mortgage backed securities.  At March 31, 2004, the Company owned mortgage-backed securities with an aggregate market value of $32.3 million, a substantial portion of which consisted of a high credit quality, AAA rated, FNMA certificate.  The Company buys and sells mortgage-backed securities through its wholly-owned subsidiary, Fog Cutter Capital Markets Inc.  The Company recognized gains on the sale of mortgaged-backed securities during the first quarter of 2004 in the amount of $1.1 million.

The Company is headquartered in Portland, Oregon and maintains offices in New York, Los Angeles and London.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.  All of the statements contained in this release, which are not identified as historical, should be considered forward-looking.  In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.  Such factors include but are not limited to, the real estate market, the availability of real estate assets at acceptable prices, the availability of financing, interest rates, and European markets.  Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower.  The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements.  Readers of this release should consider these facts in evaluating the information contained herein.  The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved.  In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

The following financial information should be read in conjunction with the Company’s Form 10-Q, filed with the Securities and Exchange Commission.

FOG CUTTER CAPITAL GROUP INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except share data)

	March 31 2004	December 31 2003
	(Unaudited)
Assets
Cash and cash equivalents	$11,638	$19,607
Securities available for sale, pledged under repurchase agreements, at estimated fair value	32,182	35,010
Securities available for sale, at estimated fair value	75	500
Loans held for investment	7,635	3,744
Investments in real estate, net	23,313	22,577
Loans to senior executives	2,957	2,964
Investment in Bourne End	2,232	2,141
Restaurant property, plant and equipment, net	6,170	5,897
Intangible assets, net	5,572	5,640
Goodwill	7,300	7,300
Other assets	3,883	3,596
Total assets	$102,957	$108,976

Liabilities and Stockholders’ Equity
Liabilities:
Repurchase agreements	$24,327	$25,318
Borrowings and notes payable	7,556	7,804
Obligations under capital leases	12,799	12,942
Dividend payable	97	1,216
Deferred income	3,860	3,700
Deferred income taxes	6,405	6,980
Accrued expenses and other liabilities	5,462	5,635
Total liabilities	60,506	63,595

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value; 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.0001 par value; 200,000,000 shares authorized; 11,723,100shares issued as of March 31, 2004 and 11,716,600 shares issued as of December 31, 2003; 8,677,200 shares outstanding as of March 31, 2004 and 8,670,700 shares outstanding as of December 31, 2003	168,042	168,018
Accumulated deficit	(118,351)	(115,588)
Accumulated other comprehensive income	777	968
Treasury stock; 3,045,900 common shares as of March 31, 2004, and 3,045,900 common shares as of December 31, 2003, at cost	(8,017)	(8,017)
Total stockholders’ equity	42,451	45,381
Total liabilities and stockholders’ equity	$102,957	$108,976

FOG CUTTER CAPITAL GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(dollars in thousands, except share data)

	Quarter Ended March 31,
	2004	2003
Net Interest Income:
Loans	$390	$136
Securities	313	775
Loans to senior executives	36	54
Other investments	47	55
Total interest income	786	1,020
Interest expense	(71)	(208)
Net interest income	715	812

Real Estate Operations:
Operating income	954	972
Operating expense	(456)	(538)
Interest expense	(281)	(360)
Depreciation	(159)	(153)
Total real estate operations	58	(79)

Restaurant Operations:
Operating revenue	5,284	—
Cost of goods sold	(3,077)	—
Franchise and royalty fee	272	—
General and administrative cost	(2,715)	—
Interest expense	(165)	—
Depreciation and amortization	(352)	—
Total restaurant operations	(753)	—

Other Operating (Loss) Income:
Equity in income (losses) of equity investees	22	(1,008)
Gain on sale of loans and securities	1,086	4,788
Loan origination income	1,126	800
Other	211	191
Total other operating (loss) income	2,445	4,771

Operating Expenses:
Compensation and employee benefits	2,761	2,203
Professional fees	241	499
Other	1,098	900
Total operating expenses	4,100	3,602

Net income (loss) before provision for income taxes	(1,635)	1,902
Provision for income taxes	—	242
Net income (loss)	$(1,635)	$1,660

Basic income (loss) per share	$(0.19)	$0.20
Basic weighted average shares outstanding	8,673,950	8,478,450
Diluted net income (loss) per share	$(0.19)	$0.19
Diluted weighted average shares outstanding	8,673,950	8,767,617
Dividends declared per share	$0.13	$0.13